Exhibit 99.1

Steve Handy, Vice President Corporate Controller
Corporate Communications
(949) 975-1550
steve.handy@smawins.com

SM&A Elects Dr. Joseph B. Reagan to its Board of Directors

     NEWPORT BEACH, Calif., July 30, 2004 – SM&A (Nasdaq: WINS), the world’s leading provider of competition management services and a leading provider of high-value performance assurance services, today announced that it has elected Dr. Joseph B. Reagan to serve on the company’s board of directors. The appointment is effective July 30, 2004.

     “We are pleased to announce the election of Dr. Reagan to our board,” said Steve Myers, chairman and CEO. “Dr. Reagan was selected to join our board of directors because of his strong experience in the public and private sectors. He is a very capable and well-respected scientist, former senior executive, and advisor to senior management in the aerospace and defense industry and the U.S. Government. We look forward to his contribution to the board of SM&A.”

     From 1991 until his retirement in 1996, Dr. Reagan was a Corporate Vice President and the Vice President and General Manager of the Research and Development Division (now the Advanced Technology Center) of Lockheed Martin Missiles and Space Division. He was responsible for the technical and management direction of some 750 scientists and engineers engaged in advanced technology development for programs in the fields of physical science, space science, materials, optics and electro-optics, software engineering, intelligent systems, cryogenics, and guidance and control.

     Dr. Reagan has been an expert consultant to several committees of the U.S. Air Force, U.S. Navy, NASA and other agencies on space and terrestrial operational systems.

Dr. Reagan serves on the board of directors for Southwall Technologies Inc., the Naval Studies Board of the National Research Council, and was a director of the Technology Museum of Innovation and of Planning Systems, Inc. Dr. Reagan is a member of the Senior Advisory Council of the Industry Initiative for Science and Math Education (IISME), The National Academy of Engineering and was a member of the Stanford University and the University of California at Berkeley Engineering Schools Advisory Councils.

     Dr. Reagan’s distinguished career started in 1959 when he joined the Lockheed Corporation as a Scientist. He led the Space Instrumentation Group within the Palo Alto Research Laboratory for 10 years and as the Principal Investigator of four scientific space missions and Co-Investigator on 13 other missions, Dr. Reagan was responsible for the development and deployment of over 20 scientific satellite payloads for NASA and the Department of Defense. Dr. Reagan also served in various roles including Manager of the Space Payloads Program, Manager of the Space Sciences Laboratory, Director of Electronic Sciences, Director of the Physical and Electronic Sciences Laboratory, Deputy General Manager of the Research and Development Division and Vice President and Assistant General Manager.

About SM&A

     SM&A is the world’s leading provider of competitive management services, and a leading provider of high-value program implementation services. SM&A’s more than 315 employees and consultants provide program management, systems engineering, and expert support to major industrial customers in the defense, homeland security, aerospace, information technology, and architect and engineering sectors. Since 1982, SM&A has managed in excess of 820 proposals worth more than $271 billion for its clients, and has an 85% win rate on awarded contracts. SM&A also provides systems engineering, program planning and other high-value technical support services to such high priority national programs as the Joint Strike Fighter program, the U.S. Army’s transformational systems, and America’s missile defense efforts. Additional information about SM&A is available on the Internet at www.smawins.com.

     Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Preparation of these forward-looking statements requires the use of estimates of future revenues, expenses, activity levels, economic, and market conditions, many of which are outside the company’s control. These statements which may include, but are not limited to, revenue, gross margin, expenses, cash position, market conditions and macro-economic conditions, and outlook for business performance, are made on the basis of management’s views and assumptions regarding future events and business performance at the time the statements are made, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied. Investors are advised to read the company’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly the sections addressing Management’s Discussion and Analysis and Risk Factors, for a more comprehensive discussion of these and other risks and uncertainties which could impact actual results. The company expressly does not undertake a duty to update forward-looking statements.